SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2005

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this report, including the exhibit attached hereto, is furnished solely pursuant to Items 2.02 and 7.01 of this Form 8-K.  Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  Further, the information in this report, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

Item 2.02.  Results of Operations and Financial Condition.

On May 12, 2005, Kohl’s Corporation issued a press release reporting its earnings for the fiscal quarter ended April 30, 2005 and updating guidance concerning targeted comparable store sales growth, earnings growth and earnings per diluted share for fiscal 2005.

Separately, the Company stated that it decided to early adopt, in the first quarter of 2005, Statement of Financial Accounting Standards (SFAS) No. 123R, which modifies SFAS No. 123, “Accounting for Stock-Based Compensation.”  This revised accounting standard requires that all stock-based compensation, including grants of employee stock options, be accounted for using a fair-value-based method.  The Company has elected to use the modified retrospective method which requires restatement of prior year’s results.  The prior period financial statements will be restated under the provisions of SFAS 123R to recognize compensation cost in the amounts previously reported in the pro-forma footnote disclosures.  The restatements for each of the fiscal 2004 quarters will be included in the Company’s 2005 quarterly filings on Form 10-Q and the restated income statements were also attached to the press release.

A copy of the press release is attached as Exhibit 99.1.

Item 7.01.  Regulation FD Disclosure.

See Item 2.02.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description

99.1	Press Release dated May 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 12, 2005

KOHL’S CORPORATION

By:

/s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 12, 2005